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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Geokinetics Inc., of our report dated April 1, 2011 related to the consolidated financial statements of Geokinetics Inc. as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010, which appear in the Annual Report on Form 10-K for the year ended December 31, 2010.

        We also consent to reference to our firm as it appears under the caption "Experts" of said registration statement.

/s/ UHY LLP

Houston, Texas
September 1, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM